As filed with the Securities and Exchange Commission on March 29, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EPIRUS BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3514457
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

699 Boylston Street

Eighth Floor

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

EPIRUS Biopharmaceuticals, Inc. 2015 Equity Incentive Plan

EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan

(Full Title of the Plan)

Robert Ticktin, Esq.

Senior Vice President, General Counsel and Secretary

EPIRUS Biopharmaceuticals, Inc.

699 Boylston Street

Eighth Floor

Boston, Massachusetts 02116

(Name and Address of Agent for Service of Process)

(617) 600-3497

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

William C. Hicks, Esq.

Pamela B. Greene, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Tel: (617) 542-6000

Fax: (617) 542-2241

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value	975,102	(2)	$2.83	(4)	$2,759,528.66	(4)	$277.89
Common Stock, $0.001 par value	120,000	(3)	$2.83	(4)	$339,600.00	(4)	$34.20

(1)     Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”) of EPIRUS Biopharmaceuticals, Inc. (the “Company” or the “Registrant”) that become issuable under the EPIRUS Biopharmaceuticals, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) and the EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (the “ESPP,” and together with the 2015 Plan, the “Plans”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)     Represents the additional shares of Common Stock available for future issuance under the Registrant’s 2015 Plan resulting from an automatic annual increase as of January 1, 2016.

(3)     Represents the additional shares of Common Stock available for future issuance under the Registrant’s ESPP resulting from an automatic annual increase as of January 1, 2016.

(4)     Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act. Pursuant to Rule 457(c) under the Securities Act, in the case of shares of Common Stock to be issued in connection with equity awards that have not yet been granted, the fee is calculated on the basis of the average of the high and low sale prices of the Common Stock of the Registrant reported on the NASDAQ Capital Market as of a date (March 22, 2016) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,095,102 shares of the Registrant’s common stock issuable under the following employee benefit plans for which a Registration Statement of the Registrant on Form S-8 (File No. 333-205418) is effective: (i) the EPIRUS Biopharmaceuticals, Inc. 2015 Equity Incentive Plan, as a result of the operation of an automatic annual increase provision therein, which added 975,102 shares of common stock, and (ii) the EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 120,000 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON

FORM S-8

Pursuant to Instruction E of Form S-8, the entire contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 1, 2015 (File No. 333-205418) is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 29th day of March, 2016.

EPIRUS BIOPHARMACEUTICALS, INC.

By:	/s/ Amit Munshi
Name:	Amit Munshi
Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Amit Munshi, Thomas Shea and Robert Ticktin and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities below on the dates indicated.

Name	Title(s)	Date

/s/ Amit Munshi	President, Chief Executive Officer and Director	March 29, 2016
Amit Munshi	(Principal Executive Officer)

/s/ Thomas Shea	Senior Vice President, Chief Financial Officer and	March 29, 2016
Thomas Shea	Treasurer (Principal Financial Officer and
Principal Accounting Officer)

/s/ Mark H.N. Corrigan, M.D.	Chairman of the Board and Director	March 29, 2016
Mark H.N. Corrigan, M.D.

/s/ J. Kevin Buchi	Director	March 29, 2016
J. Kevin Buchi

/s/ Geoffrey Duyk, M.D., Ph.D.	Director	March 29, 2016
Geoffrey Duyk, M.D., Ph.D.

/s/ Daotian Fu, Ph.D.	Director	March 29, 2016
Daotian Fu, Ph.D.

/s/ William Hunter, M.D.	Director	March 29, 2016
William Hunter, M.D.

/s/ Julie McHugh	Director	March 29, 2016
Julie McHugh

/s/ Scott Rocklage, Ph.D.	Director	March 29, 2016
Scott Rocklage, Ph.D.

INDEX TO EXHIBITS

Exhibit
No.	Description of Exhibit

4.1

Sixth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1/A filed on November 4, 2005) (File No. 333-121173)

4.2

Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report filed on 8-K on December 21, 2009) (File No. 000-51171)

4.3

Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report filed on 8-K on September 9, 2010) (File No. 000-51171)

4.4

Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report filed on 8-K on October 2, 2013) (File No. 000-51171)

4.5

Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report filed on 8-K on July 15, 2014) (File No. 000-51171)

4.6

Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s current report filed on 8-K on July 15, 2014) (File No. 000-51171)

4.7

Certificate of Amendment to the Registrant’s Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report filed on 8-K on June 9, 2015) (File No. 000-51171)

4.8	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.01 to the Registrant’s current report on 8-K filed on July 18, 2014) (File No. 000-51171)

4.9	Specimen Certificate representing the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s quarterly report on Form 10-Q filed on August 11, 2014) (File No. 000-51171)

*5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

*23.1	Consent of Ernst & Young LLP, the Registrant’s independent registered public accounting firm

*23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 and incorporated herein by reference)

*24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

99.1

EPIRUS Biopharmaceuticals, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s registration statement on Form S-8 filed on July 1, 2015) (File No. 333-205418)

99.2

EPIRUS Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s registration statement on Form S-8 filed on July 1, 2015) (File No. 333-205418)

* Filed herewith.